Exhibit 10.1

Letter Agreement (SPA)

Dated as of June 24, 2020

Reference is made to (i) that Share Purchase Agreement, dated as of January 9, 2020 (the “SPA”), between Bonus BioGroup Ltd. (the “Company” or “BBG”) and Wize Pharma Inc. (the “Investor” or "Wize"), and (ii) that Side Letter, dated June 16, 2020 (the “HCW Amended Letter”; capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the HCW Amended Letter), between H.C. Wainwright & Co., LLC (“Wainwright” or “HCW”) and Wize, a copy of which is attached hereto as Exhibit A. By signing this letter agreement, the undersigned hereby confirm and agree with the following matters:

1.	BBG confirms that it has read, understood and acknowledges the HCW Amended Letter.
2.	Notwithstanding anything to the contrary in the SPA, including Section 10 thereof, the parties hereby agree as follows:
a.	The parties acknowledge that Wize undertook to pay, no later than December 31, 2020 (the “Payment Date”) the Transaction Fee, directly (including through a third party) to HCW, payable, at Wize’s sole discretion: (i) in cash, (ii) in BBG Shares, or (iii) in a combination of cash and BBG Shares, in each case, in accordance with the terms of the HCW Amended Letter.
b.	BBG hereby undertakes to reimburse Wize as provided for herein and pay, no later than the Payment Date, 50% of the Transaction Fee (“BBG's Portion”), directly to: (A) HCW, and/or (B) Wize ((A) and (B) collectively, the “Recipients”), at BBG’s sole discretion. The BBG's Portion is payable: (i) in cash, (ii) in BBG Shares, or (iii) in a combination of cash and BBG Shares, at BBG’s sole discretion, in each case, in accordance with the terms of the HCW Amended Letter (including, for the sake of clarity, the calculation of number of the BBG Shares in accordance with the Average PPS and that the BBG Shares are freely tradable as set forth in the HCW Amended Letter). BBG and Wize will agree on the actual Payment Date, and if not agreed it shall be December 31, 2020.
c.	Without derogating from its undertaking under clause (b), if BBG fails to comply with its undertaking under clause (b) above (the “BBG Failure”), it shall also pay HCW or Wize, at Wize’s sole discretion, such portion of the Increased Balance of the Transaction Fee attributable to the BBG Failure, calculated in the manner provided for in the HCW Amended Letter (including, for the sake of clarity, the default interest thereon). For the sake of clarity, in the event of BBG Failure while Wize paid 50% of the Transaction Fee to HCW on the Payment Date in accordance with the HCW Amended Letter, BBG shall be liable for 100% of the Increased Balance of the Transaction Fee (and the default interest thereon).
3.	Without derogating from its undertakings under section 2, (a) BBG undertakes to issue and/or transfer or cause to be transferred, no later than June 28, 2020, to a third party trustee reasonably acceptable to Wize (the “Trustee”, IBI shall be deemed an acceptable trustee), 4,550,000 BBG shares (“Escrowed Shares”) that may be used, in the sole discretion of BBG, to comply with BBG’s obligation under Section 2 above, (b) BBG may replace or add shares initially considered Escrowed Shares with other BBG shares (which then shall be deemed Escrowed Shares), provided that (i) the aggregate number of Escrowed Shares (including any shares transferred to Wize or HCW hereunder) shall not be reduced and (ii) such replaced BBG Shares shall be freely tradable as set forth in the HCW Amended Letter, and (c) BBG shall instruct the Trustee, as part of a trust agreement reasonably acceptable to Wize, that to the extent BBG shall not have fully discharged its obligations under Section 2.b above within 3 days following the Payment Date, the Trustee shall transfer such number of Escrowed Shares that will partially (or, to the extent the number of Escrowed Shares suffices, fully) discharge BBG’s obligations under Section 2 above to Wize or HCW, as instructed by Wize at its sole discretion, and, following confirmation of receipt of such shares, BBG shall instruct the Trustee where to transfer any remaining Escrowed Shares.

4.	All remaining terms and conditions of the SPA which have not been specifically modified by the provisions of this letter agreement, shall remain in full force and effect. The rights and obligations of BBG on the one hand and Wize on the other hand, may not be assigned to a third party unless with the permission of the other party to this Wize.
5.	This letter agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. Facsimile signatures and a scanned attachment sent by electronic mail shall be accepted the same as an original signature. A photocopy of this Amendment may be used in any action brought to enforce or construe this letter

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this letter agreement by their duly authorized officers as of the date first written.

Bonus BioGroup Ltd.

/s/ Yossi Rauch	/s/Shai Meretzki
By: Yossi Rauch	By: Shai Meretzki
Title: Executive Chairman	Title: CEO and Director

Wize Pharma Inc.

/s/ Noam Danenberg	/s/ Or Eisenberg
By: Noam Danenberg	By: Or Eisenberg
Title: CEO	Title: CFO & COO

EXHIBIT A

HCW AMENDED LETTER

[ENCLOSED]